Exhibit 99.2

Riot Blockchain Participates in Coinsquare Private Placement; Coinsquare Receives CAD $430 Million Post-Money Valuation

Coinsquare closes on CAD $30 million financing from leading investors

CASTLE ROCK, Colo., Feb 8, 2018 — Riot Blockchain, Inc. (Nasdaq: RIOT) (the "Company") today announced that it has invested an additional CAD $3.4 million in one of its portfolio holdings, goNumerical Ltd (dba "Coinsquare"). The investment is part of a CAD $30 million financing at a CAD $430 million post-money valuation. This valuation for Coinsquare is over fifteen times the valuation from Riot Blockchain's initial investment in September 2017. Riot Blockchain additionally exercised its previously acquired warrants at a CAD $94 million valuation, and now owns approximately 12.5% of Coinsquare after the latest investment.

"Coinsquare continues its rapid growth and execution while positioning itself as the leading digital currency exchange in Canada," commented John O'Rourke, Chairman and Chief Executive Officer of Riot Blockchain. "We believe that Coinsquare offers the most compelling platform to transact in digital currencies in Canada. They will play a key role in advising Riot Blockchain on its efforts to establish a transparent and compliant United States-based digital currency exchange."

The blockchain is a decentralized and encrypted ledger that offers a secure, efficient, verifiable and permanent way of storing records and other information without the need for intermediaries. These protocols are the backbone of numerous cryptocurrencies, including Bitcoin, Ether and Litecoin. Blockchain protocols have a wide range of use, including processing transactions, accounting, verification and proof of ownership across a far-reaching spectrum of applications.

About Riot Blockchain

Riot Blockchain, Inc. is leveraging its expertise and a network of professional advisors to build and support blockchain technologies. It is establishing an Advisory Board with technical experience intending to become a leading authority and supporter of blockchain, while providing investment exposure to the rapidly growing Bitcoin and blockchain ecosystems. For more information, visit http://www.RiotBlockchain.com/.

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Form 10-Q for the period ended September 30, 2017 filed with the Securities and Exchange Commission (the "SEC") on November 13, 2017 and in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 31, 2017, as amended as of April 27, 2017 and August 15, 2017. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Media Contacts
Karen Chase or Travis Kruse
Russo Partners, LLC
(646) 942-5627
(212) 845-4272
karen.chase@russopartnersllc.com
travis.kruse@russopartnersllc.com

Investor Contact
IR@RiotBlockchain.com